UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2005

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	012-36309	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Montgomery Street, Suite 500, San Francisco, California		94133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 486-2110

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2005, Luminent Mortgage Capital, Inc. ("Luminent") entered into a Controlled Equity Offering Sales Agreement (the "Agreement") with Cantor Fitzgerald & Co. ("Cantor Fitzgerald"), relating to the sale of up to 5,700,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), or preferred stock as Luminent may subsequently designate, from time to time through Cantor Fitzgerald acting as agent and/or principal. Sales of shares of Common Stock, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including, but not limited to, sales at other than a fixed price made on or through the facilities of the New York Stock Exchange, or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an at-the-market offering as defined in Rule 415 under the Securities Act of 1933, as amended. In accordance with the rules of the Securities and Exchange Commission, the aggregate gross proceeds from at-the-market sales will not exceed $44,900,000. Under the Agreement, Cantor Fitzgerald is entitled to a commission equal to 3.0% of the gross proceeds of sales price per share for the first 300,000 shares sold per calendar month and 2.5% of the gross proceeds of sales price per share for shares sold in excess of the 300,000 shares threshold per calendar month.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit 1.1 Controlled Equity Offering Sales Agreement dated February 7, 2005 between Luminent Mortgage Capital, Inc. and Cantor Fitzgerald & Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

February 7, 2005	By:	/s/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Controlled Equity Offering Sales Agreement dated February 7, 2005 between Luminent Mortgage Capital, Inc. and Cantor Fitzgerald & Co.